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                                                                    EXHIBIT 12.1
                           COMMUNITY FIRST BANKSHARES, INC.

STATEMENT REGARDING COMPUTATION OF RATIOS


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                                                Six Months Ended June 30,                  Year ended December 31,
                                                -------------------------  --------------------------------------------------------
                                                    1997        1996         1996        1995        1994        1993        1992
                                                  --------    --------     --------    --------    --------    --------    --------
Income before taxes & extraordinary
  item and cumulative effect of
  accounting change.........................      $ 33,034    $ 27,308     $ 50,517    $ 47,161    $ 36,681    $ 29,030    $ 23,654
Add: fixed charges..........................        51,089      46,752       97,736      85,426      55,229      47,271      50,870
                                                  --------    --------     --------    --------    --------    --------    --------
Earnings including interest
  expense - deposits.......................(a)      84,123      74,060      148,253     132,587      91,910      76,301      74,524
Less: interest expense - deposits...........       (42,535)    (39,860)     (81,655)    (71,780)    (46,560)    (42,873)    (47,727)
                                                  --------    --------     --------    --------    --------    --------    --------
Earnings excluding interest
  expense - deposits.......................(b)    $ 41,588    $ 34,200     $ 66,598    $ 60,807    $ 45,350    $ 33,428    $ 26,797
                                                  --------    --------     --------    --------    --------    --------    --------
                                                  --------    --------     --------    --------    --------    --------    --------

Fixed charges:
  Interest expense - deposits...............      $ 42,535    $ 39,860     $ 81,655    $ 71,780    $ 46,560    $ 42,873    $ 47,727
  Interest expense - borrowings.............         8,554       5,662       13,579      11,111       6,908       4,398       3,143
  Interest expense on capital leases........             0           0            0           0           0           0           0
  Dividends on preferred stock (gross)......             0       1,230        2,502       2,535       1,761           0           0
                                                  --------    --------     --------    --------    --------    --------    --------
Fixed charges including interest
  expense - deposits.......................(c)      51,089      46,752       97,736      85,426      55,229      47,271      50,870

Less: interest expense - deposits...........       (42,535)    (39,860)     (81,655)    (71,780)    (46,560)    (42,873)    (47,727)
                                                  --------    --------     --------    --------    --------    --------    --------
Fixed charges excluding interest
  expense - deposits.......................(d)    $  8,554    $  6,892     $ 16,081    $ 13,646    $  8,669    $  4,398    $  3,143
                                                  --------    --------     --------    --------    --------    --------    --------
                                                  --------    --------     --------    --------    --------    --------    --------

Preferred dividends.........................      $      0    $    805     $  1,610    $  1,610    $  1,091    $      0    $      0
Effective tax rate..........................         33.61%      34.56%       35.65%      36.49%      38.04%      37.12%      36.13%
Preferred dividends - grossed
  up (1 - tax rate).........................      $      0    $  1,230        2,502    $  2,535    $  1,761    $      0    $      0

Earnings to combined fixed charges
  and preferred stock dividends:
  Excluding interest on deposits ((b)/(d))..          4.86x       4.96x        4.14x       4.46x       5.23x       7.60x       8.53x
  Including interest on deposits ((a)/(c))..          1.65x       1.58x        1.52x       1.55x       1.66x       1.61x       1.46x

CALCULATION OF FULLY DILUTED
  EARNINGS WITH REGARD TO
  CONVERTIBLE DEBENTURES

                                                Six Months Ended June 30,                  Year ended December 31,
                                                -------------------------  --------------------------------------------------------
                                                    1997        1996         1996        1995        1994        1993        1992
                                                  --------    --------     --------    --------    --------    --------    --------
Income before taxes.........................      $ 33,034    $ 27,308     $ 50,517    $ 47,161    $ 36,681    $ 29,030    $ 23,654
Interest expense on convertible
  debentures................................             0           0           86         137         415         126           0
                                                  --------    --------     --------    --------    --------    --------    --------
Adjusted income before interest
  on convertible  debentures................        33,034      27,308       50,603      47,298      37,096      29,156      23,654
Adjusted income tax provision...............        11,102       9,439       18,058      17,259      14,106      10,822       8,546
                                                  --------    --------     --------    --------    --------    --------    --------
Adjusted net income.........................      $ 21,932    $ 17,869     $ 32,545    $ 30,039    $ 22,990    $ 18,334    $ 15,108
                                                  --------    --------     --------    --------    --------    --------    --------
                                                  --------    --------     --------    --------    --------    --------    --------
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